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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                April 9, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-1                            856479   33-31598   811-1777

DEFINED ASSET FUNDS-MUNICIPAL INSURED SERIES                  926361   33-54565   811-2537


DEFINED ASSET FUNDS-- EIF S&P 500 TRUST 2/S&P MIDCAP          882432   33-44844   811-3044


DEFINED ASSET FUNDS- MPUSTS-24 DAF                            893118   33-60597   811-2810


DEFINED ASSET FUNDS-CONCEPT SERIES HEALTH CARE TRUST II DAF   903650   33-53669   811-3044


DEFINED ASSET FUNDS-CIF IS-17                                 893155   33-49161   811-2295


DEFINED ASSET FUNDS-MITF IS-163                               803807   33-38080   811-1777
DEFINED ASSET FUNDS- IS-230 DAF                               804054   33-64577   811-1777

DEFINED ASSET FUNDS-MITF PUT-3                                735920   2-88326    811-1777


DEFINED ASSET FUNDS-CIF ITS-34                                791022   33-44739   811-2295


DEFINED ASSET FUNDS-MITF ITS-145                              781393   33-32315   811-1777
DEFINED ASSET FUNDS-MITF ITS-186                              868150   33-44052   811-1777
DEFINED ASSET FUNDS- ITS-224 DAF                              910370   33-51841   811-1777
DEFINED ASSET FUNDS- ITS-225 DAF                              910371   33-51969   811-1777
DEFINED ASSET FUNDS- ITS-247 DAF                              924339   33-57229   811-1777


DEFINED ASSET FUNDS-MPS-321 DAF                               893501   33-62609   811-2295


DEFINED ASSET FUNDS-MITF MPS-507                              803714   33-38079   811-1777
DEFINED ASSET FUNDS-MITF MPS-524                              892740   33-49235   811-1777
DEFINED ASSET FUNDS- MPS-565 DAF                              924309   33-64761   811-1777

DEFINED ASSET FUNDS- MSS-200 DAF                              924292   33-64531   811-1777
DEFINED ASSET FUNDS- MSS-82 DAF                               924259   33-56765   811-1777


DEFINED ASSET FUNDS-SZUSTS Provident Mutual Series A          786284   33-02455   811-4541


DEFINED ASSET FUNDS-NYIS                                      934672   33-57089   811-2537

DEFINED ASSET FUNDS-MITF PAS-12                               277283   2-60147    811-1777


DEFINED ASSET FUNDS- ML-SUSTS Monarch A-K                     740833   2-89536    811-3965







TOTAL:   25 FUNDS

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